Exhibit 10.1

CONTRACT OF PURCHASE AND SALE

BETWEEN

26 W. 56 LLC, PURCHASER

AND

ALARCON HOLDINGS, INC., SELLER

September 12, 2017

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TABLE OF CONTENTS

1.		Purchase and Sale	2

2.		Purchase Price	2

3.		Payment of Purchase Price	2

	3.1	Deposit	2
	3.2	Closing Payment	2

4.		Title Matters; Due Diligence Review; Conditions Precedent.	3

	4.1	Title Matters	3
	4.2	Due Diligence Reviews	6
	4.3	Conditions Precedent to Obligations of Purchaser; No Financing Contingency	11
	4.4	Conditions Precedent to Obligations of Seller	12

5.		Closing	12

	5.1	Seller Deliveries	13
	5.2	Purchaser Deliveries	14
	5.3	Closing Costs	15
	5.4	Prorations	16

6.		Condemnation or Destruction of Real Property.	17

7.		Representations, Warranties and Covenants	18

	7.1	Representations, Warranties and Covenants of Seller	18
	7.2	Interim Covenants of Seller	22
	7.3	Representations, Warranties and Covenants of Purchaser	22

8.		Release	23

	8.1	RELEASE	23
	8.2	Survival	24

9.		Remedies For Default and Disposition of the Deposit	24

	9.1	SELLER DEFAULTS	24
	9.2	PURCHASER DEFAULTS	25
	9.3	Disposition of Deposit	26
	9.4	Survival	26

10.		Miscellaneous	26

	10.1	Brokers	26
	10.2	Limitation of Liability	26
	10.3	Exhibits; Entire Agreement; Modification	27
	10.4	Business Days	27
	10.5	Interpretation	27

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10.6	Governing Law	27
10.7	Construction	27
10.8	Successors and Assigns	28
10.9	Notices	28
10.10	Third Parties	29
10.11	Legal Costs	29
10.12	Counterparts	30
10.13	Effectiveness	30
10.14	No Implied Waivers	30
10.15	Discharge of Seller’s Obligations	30
10.16	No Recordation	30
10.17	Unenforceability	30
10.18	Waiver of Trial by Jury	31
10.19	Disclosure	31
10.20	Designation of Reporting Person	31
10.21	Tax Reduction Proceedings	31
10.22	Press Releases	32
10.23	Mortgage Assignment	32
10.24	Survival	32

EXHIBITS

Exhibit A	Land
Exhibit B	Additional Exceptions to Title
Exhibit C	Deed
Exhibit D	Assignment and Assumption of Contracts
Exhibit E	Bill of Sale and General Assignment
Exhibit F	Certification of Non-Foreign Status
Exhibit G	Form of Vendor Notice
Exhibit H	Form of Owner’s Title Certificate
Exhibit I	Litigation
Exhibit J	Maintenance, Service and Supply Contracts and Equipment Leases
Exhibit K	Escrow Agreement
Exhibit L	Pending Tax Appeals

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CONTRACT OF PURCHASE AND SALE

THIS CONTRACT OF PURCHASE AND SALE (this “Agreement”) is made and entered into as of the 12th day of September 2017 (the “Effective Date”), by and between ALARCON HOLDINGS, INC., a New York corporation having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 (“Seller”) and 26 W. 56 LLC, a New York limited liability company, having an address at 29 West 56th Street, New York, New York 10016 (“Purchaser”).

W I T N E S S E T H:

A.Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land located at 26 West 56th Street, Block 1271, Lot 54, New York, New York County, New York, and more particularly described on Exhibit A attached hereto (the “Land”), (b) the buildings, improvements, and structures located upon the Land (collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Land, if any (collectively, the “Appurtenant Rights”, and together with the Land and the Improvements, the “Real Property”), (d) Seller’s interest in any rights of way, sidewalks, alleys, strips, gores and hereditaments adjoining or appurtenant to the Real Property or any part thereof, (e) Seller’s interest in any and all air and developmental rights relating to the Property, (f) to the extent assignable, all right, title and interest of Seller in, to and under the Assumed Contracts (as hereinafter defined), (g) other than Excluded Items (as hereinafter defined), all right, title and interest of Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by Seller (including, without limitation, fireplaces, fireplace mantles and chandeliers) and, located on, and used exclusively in connection with, the Real Property (collectively, the “Personal Property”) and (h) other than Excluded Items, all right, title and interest of Seller in, to and under, to the extent assignable without consent or payment of any kind, any governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements (collectively, the “Intangible Property”, and together with the Real Property, the Assumed Contracts, the Personal Property and the Intangible Property, collectively, the “Property”).

Notwithstanding the foregoing, the term “Property” shall not include, and in no event shall Seller sell to Purchaser, the following items (collectively, “Excluded Items”): (a) all tangible and intangible property owned by Spanish Broadcasting System Inc. (the “Tenant”), the current occupant of the Property, including all furniture, racks and equipment and all other tangible and intangible personal property used by it in connection with its operation of a media broadcasting business at the Property; (b) materials relating to the marketing efforts for the sale of the Property, including communications and agreements with other potential purchasers; (c) projections and other internal memoranda or materials; (d) communications between Seller (or its advisors or affiliates) and the property manager and/or leasing broker for the Property; (e) appraisals, budgets, strategic plans for the Property, internal analyses

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(including analyses with respect to its leasing of space in the Property), computer software, and submissions relating to the obtaining of internal authorizations, and engineering and environmental reports received by Seller or its affiliates or advisors; (f) attorney and accountant work product, and all other materials subject to any legal privilege in favor of Seller; and (g) organizational documents of the Seller’s affiliates and any agreements and communications between Seller and any affiliate or advisor of Seller.

B.Tenant currently occupies the Real Property for office and other purposes, including, without limitation, the operation of a radio station.

C.Purchaser acknowledges that, except as specifically set forth in this Agreement, the Property is being sold on an “AS IS” “WHERE IS” and “WITH ALL FAULTS” basis on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.

2.Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be the sum of Fourteen Million Dollars ($14,000,000.00).

3.Payment of Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:

3.1Deposit. Within two (2) Business Days (as hereinafter defined) after the Effective Date, Purchaser shall deposit with Fidelity National Title Insurance Company, Attention: Rich Lipman (in its capacity as escrow agent, “Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee, the sum of Two Million Eight Hundred Thousand Dollars ($2,800,000.00) (together with all interest thereon, the “Deposit”), which Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit K. If Purchaser shall fail to deposit the Deposit with Escrowee within two (2) Business Days after the Effective Date, then at Seller’s election, this Agreement shall be null, void ab initio and of no force or effect.

3.2Closing Payment. On the Closing Date, the Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by Purchaser, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller prior to the Closing (as hereinafter defined) (the amount being paid under this Section 3.2 being herein called the “Closing Payment”).

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4.Title Matters; Due Diligence Review; Conditions Precedent.

4.1Title Matters.

4.1.1Title to the Property.

(a)As a condition to the Closing, Accord Abstract, a division of Landstar Title Agency, Inc., as agent for Fidelity National Title Insurance Company (in its capacity as title insurer, the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Real Property in the amount of the Purchase Price by issuance of an ALTA owner’s title insurance policy in the standard form issued by the Title Company in the State of New York, exclusive of any endorsement thereto (the “Owner’s Policy”), subject only to the Permitted Exceptions (as hereinafter defined).  It is understood that Purchaser may request extended coverage and a number of endorsements to the Owner’s Policy. Purchaser shall satisfy itself that the Title Company will be willing to issue such extended coverage and endorsements at Closing; however, the issuance of such extended coverage and endorsements shall not be conditions to Closing for Purchaser’s benefit.

(b)The parties acknowledge that prior to the Effective Date, Purchaser has ordered, at its sole cost and expense, and received a commitment for an owner’s fee title insurance policy with respect to the Real Property (the “Title Commitment”), together with copies of each of the title exceptions noted therein and caused the Title Commitment, together with (to the extent available of record) copies of all instruments giving rise to any defects or exceptions to title to the Property to be delivered to Seller’s attorneys. Purchaser shall order, at its sole cost and expense, within five (5) days following the Effective Date a survey of the Property prepared by a surveyor registered in the State of New York (the “Surveyor”), certified by the Surveyor to Purchaser and Seller as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements (the “Survey”), and shall cause the Survey to be delivered to Seller’s attorneys promptly following delivery thereof to Purchaser or Purchaser’s attorneys. If any exceptions(s) to title to the Real Property should appear in the Title Commitment or Survey other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, and Purchaser shall provide Seller or Seller’s attorney with written notice, which may be via e-mail to Seller’s attorney (the “Objection Notice”) thereof no later than ten (10) days prior to the expiration of the Due Diligence Period, Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1.1.  Purchaser hereby waives any right Purchaser may have to advance, as objections to title or survey, or as grounds for Purchaser’s refusal to close the transactions contemplated by this Agreement (the “Transaction”), any Unpermitted Exception of which Purchaser does not timely notify Seller in the Objection Notice unless (i) such Unpermitted Exception was first raised by the Title Company or surveyor subsequent to the date of the Objection Notice, and (ii) Purchaser provides to Seller an Objection Notice within five (5) days after the Title Company notifies Purchaser of such Unpermitted Exception. Seller shall notifY Purchaser,

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in writing, within five (5) days after receipt by Seller of the applicable Objection Notice, whether or not Seller will endeavor to eliminate all or any of such Unpermitted Exceptions (“Seller’s Response”), and if Seller fails to deliver Seller’s Response on or before such date, Seller shall be deemed to have delivered a Seller’s Response electing not to endeavor to eliminate any such Unpermitted Exceptions. Seller, in its sole discretion, shall have the right, upon written notice to Purchaser prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to fifteen (15) days in order to eliminate or endeavor to eliminate any Unpermitted Exception which Seller has agreed to eliminate under this Agreement or which Seller has agreed to endeavor to eliminate pursuant to Seller’s Response. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Seller shall not under any circumstance be required or obligated to eliminate any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Real Property, notwithstanding that Seller may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, Seller shall (x) cause any mortgage or deed of trust placed on the Real Property to be released at Closing or assigned to Purchaser’s lender as contemplated by Section 10.23 and (y) cause the removal (by bonding or otherwise) of other monetary liens encumbering the Real Property in an amount not to exceed One Hundred Forty Thousand and 001100 Dollars ($140,000) in the aggregate, provided that such monetary lien shall not be the result of any act or omission of Purchaser or any of Purchaser’s Representatives (collectively, “Mandatory Objections”).

(c)Except as to Mandatory Objections (which Seller will be obligated to eliminate), if Seller elects in Seller’s Response not, or is deemed to elect not, to eliminate all Unpermitted Exceptions noted in the Objection Notice, Purchaser shall have the right, as its sole remedy by delivery of written notice to Seller within five (5) Business Days following delivery or deemed delivery of Seller’s Response, to either (i) terminate this Agreement by written notice delivered to Seller and Escrowee or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. Except as to Mandatory Objections (which Seller will be obligated to eliminate), if Seller shall fail to eliminate all Unpermitted Exceptions that Seller elected in Seller’s Response to eliminate or endeavor to eliminate, then Seller shall notify Purchaser, in writing, of such failure on or before the Scheduled Closing Date (as the same may have been adjourned in accordance with Section 4.1.1(b)) and Purchaser shall have the right, as its sole remedy by delivery of written notice to Seller within five (5) Business Days following receipt of Seller’s notice of such failure, to either (i) terminate this Agreement by written notice delivered to Seller and Escrowee or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. If Purchaser elects to terminate this Agreement pursuant to this Section 4.1.1(c), (1) Escrowee shall return the Deposit to Purchaser, including interest earned, if any, and (2) no party hereto shall have any further obligation under this Agreement except under those obligations, liabilities and provisions that expressly survive the Closing or a termination of this Agreement (collectively, the “Surviving

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Obligations”). The failure of Purchaser to deliver timely any written notice of election to terminate this Agreement under this Section 4.1.1(c) shall be conclusively deemed to be an election under the applicable clause (ii) above.

(d)If there are any Unpermitted Exceptions noted in the Objection Notice or other liens or encumbrances that Seller is obligated or elects to eliminate under this Agreement, then Seller shall have the right (but not the obligation) to either (i) arrange, at Seller’s cost and expense, for affirmative title insurance or special endorsements insuring against enforcement of such liens or encumbrances against, or collection of the same out of, the Real Property, or (ii) use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, which will allow the Title Company to omit such Unpermitted Exception from the Owner’s Policy, and the same shall not be deemed to be Unpermitted Exceptions.

4.1.2Permitted Exceptions to Title. The Real Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):

(a)any state of facts that an accurate survey may show, provided that such additional state of facts do not materially adversely affect the use or operation of the Real Property for office purposes and further provided same do not render title to the Property uninsurable at normal market rates;

(b)those matters specifically set forth on Exhibit B attached hereto;

(c)provided same do not prevent the use of the Real Property for general office use and same are not violated by the existing improvements, all laws, ordinances, rules and regulations of the United States, the State of New York, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Real Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;

(d)all presently ex1stmg and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

(e)any other matter or thing affecting title to the Real Property that Purchaser shall have agreed (in writing) or be deemed to have agreed to waive as an Unpermitted Exception;

(f)all violations of laws, ordinances, orders, requirements or regulations of any Governmental Authority applicable to the Real Property and existing on the Closing Date, whether or not noted in the records of or issued by any Governmental Authority (“Violations”). Seller shall have no obligation to cure any Violation or otherwise remedy any

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condition underlying or giving rise to any Violation, provided that at Closing Seller shall either pay, discharge or credit Purchaser (at Seller’s option) for any fines or penalties due and payable in connection with such Violations as of the Closing Date;

(g)all utility easements of record which do not interfere with the present use of the Real Property;

(h)the printed exceptions which appear in the standard form owner’s policy of the title insurance issued by the Title Company in the State of New York;

(i)right, lack of right or restricted right of any owner of the Real Property to construct and/or maintain (and the right of any Governmental Authority to require the removal of) any vault or vaulted area, in or under the streets, sidewalks or other areas abutting the Real Property, and any applicable licensing statute, ordinance and regulation, the terms of any license pertaining thereto and the lien of street, sidewalk or other area vault taxes, provided any such vault taxes or charges which are then due and payable are paid by Seller at Closing;

(j)minor variations of not more than one (1) foot in either north/south or east/west directions between the tax lot lines and the description of the Land set forth on Exhibit A attached hereto, provided, however, that, to the extent same existed prior to the Effective Date, any claimed title defect based on such variations must be raised, if at all, prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, all variations between the tax lot lines and the description of the Land set forth on Exhibit A attached hereto, that pre-existed the Effective Date and were not raised by Purchaser in an Objection Notice, shall constitute Permitted Exceptions.

Under no circumstance will Mandatory Objections constitute Permitted Exceptions.

4.2Due Diligence Reviews.

4.2.1Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until 5:00 p.m. (Eastern time) on October 31,2017, TIME BEING OF THE ESSENCE (the period of time commencing upon the Effective Date and continuing through and including such time on such date, as the same may be extended pursuant to the terms of this Section 4.2.1, being herein called the “Due Diligence Period”) within which to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including, without limitation, all service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2. During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Real Property upon reasonable advance notice and shall also make available to Purchaser, at the offices of Seller and/or the property manager of the Property,

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access to such service contracts, and other contracts and agreements with respect to the Property in Seller’s possession as Purchaser shall reasonably request, all upon reasonable advance written notice; provided, however, in no event shall Seller be obligated to make available (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments relating to the Property; (5) appraisals of the Property whether prepared internally by Seller or Seller’s affiliates or externally; or (6) any documents which Seller considers confidential or proprietary. In connection with the Investigations (including, without limitation, making arrangements to access the Property), Purchaser is authorized to directly contact Doug Wiener, Seller’s Director of Real Estate and Facilities. Any entry upon the Property and all Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Real Property of Seller, its tenants or their respective employees and invitees. In the event Seller denies Purchaser access to the Property such that Purchaser is unable to perform inspections or testing on the day previously scheduled by Purchaser and Seller in accordance with the terms of, and otherwise permitted under, this Agreement, and such inspection or testing was scheduled to occur no earlier than five (5) days prior to the expiration of the Due Diligence Period, the Due Diligence Period shall, following written notice from Purchaser to Seller delivered within one (1) Business Day of such denial of access, be extended on a day for day basis until such access is provided to Purchaser, provided, notwithstanding the foregoing, in no event shall the Due Diligence Period be extended, in the aggregate for any reason or reasons whatsoever, beyond 5:00p.m. (Eastern time) on the date that is sixty (60) days following the Effective Date, TIME BEING OF THE ESSENCE. Purchaser shall:

(a)promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder;

(b)promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;

(c)fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

(d)permit Seller to have a representative present during all Investigations undertaken hereunder;

(e)take all commercially reasonable actions and implement all commercially reasonable protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Real Property in

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connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;

(f)furnish to Seller, at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property promptly after Purchaser’s receipt of same;

(g)maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $2,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser, Seller, and Spanish Broadcasting System, Inc., as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or any of the Purchaser’s Representatives’ (as hereinafter defined) entry upon the Real Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or any of the Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms reasonably acceptable to Seller and with an insurance company reasonably acceptable to Seller, and deliver a copy of such insurance policy to Seller prior to the first entry on the Real Property;

(h)Unless same is a result of a condition that pre-existed the date of such Investigations, not permit the Investigations or any other activities undertaken by Purchaser or any of the Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

(i)Unless same is a result of a condition that pre-existed the date of such Investigations, or is a result of the gross negligence or willful misconduct of Seller, indemnity, defend and hold harmless Seller and any agent, advisor, representative, affiliate, employee, director, officer, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity (each, a “Person”) acting on Seller’s behalf or otherwise related to or affiliated with Seller (including Seller, collectively, the “Seller Related Parties”) from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) (collectively, “Claims”), suffered or incurred by any of the Seller Related Parties and arising out of or in connection with (i) entry upon the Real Property by Purchaser or any of the Purchaser’s Representatives, (ii) any Investigations or other activities conducted thereon by

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Purchaser or any of the Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or any of the Purchaser’s Representatives with respect to the Property. The foregoing indemnity shall not include any Claims that result solely from (i) the mere discovery, by Purchaser or any of the Purchaser’s Representatives, of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement and which are not exacerbated by the activities of Purchaser or the Purchaser’s Representatives, or (ii) the gross negligence or willful misconduct of Seller or a Seller Related Party.

Without limiting the foregoing, in no event, unless required by law or court order, shall Purchaser or any of the Purchaser’s Representatives, without the prior written consent of Seller: (x) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings for water samplings or the like), and/or (y) contact any Governmental Authority with respect to matters concerning the Property, except with respect to obtaining a zoning compliance letter, certificates of occupancy and a record of any code violations (including Freedom of Information Law requests and landmark violations).

Purchaser’s obligations under this Section 4.2.1 shall survive the Closing or a termination of this Agreement.

On or prior to the expiration of the Due Diligence period, Purchaser shall advise Seller (which may be via email to Seller’s attorney) as to any Contracts, if any, that it wishes to assume (the “Assumed Contracts”). In connection with the Assumed Contracts, Seller shall work with the applicable vendors under such Assumed Contracts to arrange for the assignment of such Assumed Contracts to Purchaser as of the Closing. In connection with such Assumed Contracts, at Closing (i) the parties shall enter into the Assignment and Assumption of Contracts in the form attached to this Agreement as Exhibit D, and (ii) Seller shall provide Purchaser with the applicable Vendor Notices in the form attached to this Agreement as Exhibit G. With regard to any Contracts (whether terminable on 30 days’ notice or otherwise) that Purchaser has not expressly advised Seller that it wishes to assume, Seller shall arrange for the termination of such Contract(s) as of the Closing so that Purchaser shall have no obligations to such vendors.

4.2.2Property Information and Confidentiality. All Information (as hereinafter defined) provided to or obtained by Purchaser, whether prior to or after the date hereof, shall be subject to the following terms and conditions:

(a)Any Information provided or to be provided by Seller or any Seller Related Party to Purchaser or any of Purchaser’s Representatives with respect to the Property is solely for the convenience of Purchaser and was or will be obtained from a variety of sources. None of the Seller Related Parties has made any independent investigation or verification of such information and, except as expressly set forth in this Agreement, makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the

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Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. None of the Seller Related Parties shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall any of the Seller Related Parties be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.

(b)Purchaser agrees that neither Purchaser nor any of the Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, the Information, or any other knowledge or information acquired by Purchaser or any of the Purchaser’s Representatives from any of the Seller Related Parties or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by such Person. Without Seller’s prior written consent, Purchaser shall not disclose and Purchaser shall direct each of the Purchaser’s Representatives not to disclose to any Person, any of the terms, conditions or other facts concerning a potential purchase of the Property by Purchaser, including, without limitation, the status of negotiations. Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to any of the Purchaser’s Representatives in connection with Purchaser’s Investigations and the Transaction, provided that those to whom such Information is disclosed are informed of the confidential nature thereof.

(c)Purchaser shall, and shall cause each of the Purchaser’s Representatives to, use commercially reasonable care to maintain the confidentiality of all of the Seller Provided Information furnished or made available to such Person in accordance with this Section 4.2.2. If this Agreement is terminated, then Purchaser shall, and shall cause each of the Purchaser’s Representatives to, promptly deliver to Seller all originals and copies of the Seller Provided Information in the possession of such Person, and to expunge and delete any of the Seller Provided Information maintained on any word processing or computer system or in any other electronic form to the extent practicable, provided, Purchaser and/or Purchaser’s Representatives may retain a copy of such Seller Provided Information to comply with applicable law and Purchaser’s or Purchaser’s Representatives’ firm-wide retention policies and procedures and to the extent stored in disaster recovery systems until deleted in the ordinary course of business, provided further, in each event, such Seller Provided Information shall remain, for avoidance of doubt, remain subject to the confidentiality provisions of this Section 4.2.2.

(d)As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents provided by Seller to Purchaser and in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, all contracts furnished to, or otherwise made available (including, without limitation, in any electronic data room established by or on behalf of Seller) for review by, Purchaser or its

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directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, the “Purchaser’s Representatives”), by any of the Seller Related Parties or any of their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors (collectively, the “Seller Provided Information”), and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or any of the Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.

(e)Purchaser shall indemnify and hold harmless each of the Seller Related Parties from and against any and all Claims suffered or incurred by any of the Seller Related Parties and arising out of or in connection with a breach by Purchaser or any of the Purchaser’s Representatives of the provisions of this Section 4.2.2.

(f)In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief and/or specific performance, against Purchaser or any of the Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.2.

(g)The provisions of this Section 4.2.2 shall survive a termination of this Agreement for one (1) year.

4.2.3Termination Right. Purchaser shall, prior to the expiration of the Due Diligence Period, have the right, for any reason or no reason, to terminate this Agreement, effective only upon delivery to Seller, at any time prior to the expiration of the Due Diligence Period, of a notice electing to terminate this Agreement (a “Termination Notice”), whereupon, the Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligation under this Agreement except for the Surviving Obligations). If Purchaser shall fail to deliver the Termination Notice to Seller before the expiration of the Due Diligence Period, TIME BEING OF THE ESSENCE, then, subject to Section 4.1, Purchaser shall be deemed to have agreed that the Property is acceptable to Purchaser and that it intends to proceed with the acquisition of the Property without a reduction in, or an abatement of or credit against, the Purchase Price and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.3.

4.3Conditions Precedent to Obligations of Purchaser; No Financing Contingency. The obligation of Purchaser to consummate the Transaction shall be subject to the (x) performance and observance, in all material respects, by Seller of all covenants, warranties and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date, (y) the representations and warranties of Seller set forth in Section 7.1.1 of this Agreement, remaining true and correct in all material respects as of the Closing Date and remade as of the

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Closing Date, and (z) the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, any or all of which may be waived by Purchaser in its sole discretion. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges and agrees that, while Purchaser may at its own risk attempt to obtain financing with regard to its acquisition of the Property, (i) Purchaser’s obtaining, or ability to obtain, financing for its acquisition of the Property is in no way a condition to Purchaser’s performance of its obligations under this Agreement, (ii) Purchaser’s performance of its obligations under this Agreement is in no way dependent or conditioned upon the availability of any financing whether generally in the marketplace or specifically in favor of Purchaser, and (iii) in no event shall the Closing be delayed on account of Purchaser’s obtaining, or ability to obtain, financing.

4.4Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the Transaction shall be subject to the performance and observance, in all material respects, by Purchaser of all covenants, warranties and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically enumerated in this Agreement, any or all of which may be waived by Seller in its sole discretion.

5.Closing. The closing (the “Closing”) of the Transaction shall occur at 10:00 a.m. (Eastern time) on the date that is fifty-five (55) days following Seller’s delivery to Purchaser of written notice (the “Vacate Notice”) of Seller’s intention to cause Tenant to vacate the Property (the “Scheduled Closing Date”) (as the same may be extended as expressly provided herein), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date, at the offices of Purchaser’s attorney or Purchaser’s lender’s attorney (the date on which the Closing shall occur being herein referred to as the “Closing Date”). It is contemplated that the Transaction shall be closed by means of a so called “New York Style Closing”, with the concurrent delivery of the documents of title, the commitment to deliver the Owner’s Policy and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and Seller may submit its pre-signed documents to Escrowee through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser. Seller and Purchaser also agree that disbursement of the Purchase Price, as adjusted by the prorations, shall not be conditioned upon the recording of any document, but rather, upon the satisfaction or waiver of all conditions precedent to the Closing and the irrevocable agreement by the Title Company to issue the Owner’s Policy effective as of the Closing. The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent. Seller shall have no obligation to cause Tenant to vacate the Property and remove its personal property located at or in the Property prior to the Scheduled Closing Date; and Seller may elect, in its sole discretion, upon which date to deliver the Vacate Notice; provided, however, in no event shall the Scheduled Closing Date be a date (i) later than eight (8) months after the expiration of the Due Diligence Period (the “Outside Date”) or (ii) earlier than two (2) months following the expiration of the Due Diligence Period. Notwithstanding anything set forth herein to the contrary, in the event the Closing has not occurred by the Outside Date due

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solely to (x) Tenant’s failure to vacate the Property or (y) any other reason solely within Seller’s control, then for each day from the date after the Outside Date until the Closing, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of (I) Two Thousand Dollars ($2,000) per day for the first thirty (30) days following the Outside Date (i.e., for each day from the day after the Outside Date until the earlier of the end of such thirty (30) day period or the occurrence of the Closing) and (II) Three Thousand Dollars ($3,000) per day for each day thereafter (i.e., for each day after the thirtieth (301h) day after the Outside Date until the occurrence of the Closing).

5.1Seller Deliveries. At or prior to the Closing, Seller shall (i) deliver the Property to Purchaser, vacant, free of any tenancies and/or occupants and otherwise in compliance with the terms of this Agreement, and (ii) deliver or cause to be delivered to Purchaser or to the Escrowee, as the case may be the following items executed and acknowledged by Seller, as appropriate:

5.1.1A bargain and sale deed without covenants against grantor’s acts (the “Deed”) in the form attached hereto as Exhibit C.

5.1.2An assignment and assumption of contracts for the Assumed Contracts (the “Assignment and Assumption of Contracts”), in the form attached hereto as Exhibit D.

5.1.3A bill of sale (the “Bill of Sale”), in the form attached hereto as Exhibit E.

5.1.4A certification of non-foreign status in the form attached hereto as Exhibit F, and any required state certificate that is sufficient to exempt Seller from any state withholding requirement with respect to the Transaction.

5.1.5All existing surveys, blueprints, drawings, plans and specifications for or with respect to the Real Property or any part thereof, to the extent the same are in Seller’s possession.

5.1.6All keys to the Improvements, to the extent the same are m Seller’s possession.

5.1.7All Assumed Contracts (all items in Sections 5.1.5 through 5.1.7 may be either delivered at Closing or left at the management office at the Real Property, to the extent not previously delivered to Purchaser).

5.1.8All applicable transfer tax forms, prepared through the New York City ACRIS system, along with payment of all transfer taxes due in connection with the Transaction.

5.1.9Such further instruments as may be reasonably required by the Title Company to record the Deed.

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5.1.10A notice to each of the vendors under the Assumed Contracts (collectively, the “Vendor Notices”) in the form attached hereto as Exhibit G or such other form as may be prescribed by the applicable Assumed Contract, advising them of the sale of the Real Property to Purchaser and the assignment to and assumption by Purchaser of Seller’s obligations in accordance with the Assignment and Assumption of Contracts and directing them to deliver to Purchaser or its designee all future statements or invoices under the Assumed Contracts for obligations that were assumed by Purchaser, which Vendor Notices Purchaser shall, at Purchaser’s sole cost and expense, mail by certified mail return receipt requested to each of the vendors under the Assumed Contracts.

5.1.11An owner’s title affidavit in the form attached hereto as Exhibit H.

5.1.12Evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered by Seller hereunder.

5.1.13A settlement statement consistent with the provisions of this Agreement prepared by Seller and reasonably approved by Purchaser (the “Settlement Statement”).

5.1.14A duly executed counterpart of the Combined Real Estate Transfer Tax Return, Credit Line Mortgage Certificate and Certification of Exemption from the Payment of Estimated Personal Income Tax (Form TP-584).

5.1.15A duly executed counterpart ofthe New York City Real Property Transfer Tax Return.

5.1.16A duly executed counterpart of the State of New York, State Board of Real Property Services, Real Property Transfer Report, RP - 5217NYC.

5.1.17A Department of Housing Preservation and Development Affidavit in lieu of registration statement.

5.2Purchaser Deliveries. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller or to the Escrowee, as the case may be, the following items, executed and acknowledged by Purchaser, as appropriate:

5.2.1The Closing Payment required to be paid in accordance with Section 3.2.

5.2.2The Assignment and Assumption of Contracts for the Assumed Contracts.

5.2.3All applicable transfer tax forms, if any.

5.2.4The Settlement Statement.

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5.2.5Such further instruments as may be reasonably necessary to record the Deed.

5.2.6Evidence reasonably satisfactory to Seller and the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered by Purchaser hereunder.

5.2.7A duly executed counterpart of the Combined Real Estate Transfer Tax Return, Credit Line Mortgage Certificate and Certification of Exemption from the Payment of Estimated Personal Income Tax (Form TP-584).

5.2.8A duly executed counterpart of the New York City Real Property Transfer Tax Return.

5.2.9A duly executed counterpart of the State of New York, State Board of Real Property Services, Real Property Transfer Report, RP - 5217NYC.

5.3Closing Costs. Seller shall pay (x) all state, city and county transfer taxes, including transfer taxes of the State of New York and of the City of New York, payable in connection with the Transaction, (y) the cost of any special endorsements or affirmative title insurance that Seller elects to provide pursuant to Section 4.1.1(d), and (z) one-half (112) the cost of Escrowee. Purchaser shall pay (a) the title insurance premium for the Owner’s Policy, (b) the cost of any title endorsements and affirmative insurance required by Purchaser, (c) the cost of the Survey (or any update thereto), (d) all recording charges payable in connection with the recording ofthe Deed, (e) one-half (l/2) the cost of Escrowee, and (f) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the Transaction and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.2.9 shall survive the Closing or a termination of this Agreement.

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5.4 Prorations.

5.4.1The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from the Property between Seller and Purchaser. Except as expressly provided in this Section 5.4.1, all items of operating revenue and operating expenses of the Property, with respect to the period on or prior to 11:59 p.m. local time at the Real Property on the Closing Date (the “Cut-off Time”), shall be for the account of Seller and all items of operating revenue and operating expenses of the Property with respect to the period from and after the Cut-off Time, shall be for the account of Purchaser. Without limitation on the foregoing the following shall be prorated as of the Cut-off Time:

(a)All real estate taxes, water charges, sewer rents, vault charges and assessments on the Real Property shall be prorated on the basis of the fiscal year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Real Property resulting from the sale of the Real Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Real Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date).

(b)Charges and payments under the Assumed Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.

(c)Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.

(d)Utilities in connection with the Real Property, including, without limitation, water, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings. Notwithstanding the foregoing, if there is a water meter on the Property, Seller shall endeavor to furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charge, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If Seller fails or is unable to obtain such reading, the Closing shall nevertheless proceed and the parties shall apportion the meter charges on the basis of the last reading and bill received by Seller and the same shall be appropriately readjusted after the Closing on the basis of the next subsequent bills.

(e)All operating expenses and other items as are customarily apportioned between sellers and purchasers of real estate of a type similar to the Property and located in the same geographic area as the Property subject to the express terms of this Agreement including this Section 5.4.

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5.4.2If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that neither party shall have the right to request apportionment or reapportionment of any such item at any time following the six (6) month anniversary of the Closing Date (the “Reproration Outside Date”). If the Closing shall occur before a real estate tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.

5.4.3The provisions of this Section 5.4 shall survive the Closing until the Reproration Outside Date.

6.Condemnation or Destruction of Real Property. In the event that at any time after the Effective Date but prior to the Closing date all or any Substantial Portion (as hereinafter defined) of the Improvements shall be damaged or destroyed by fire or other casualty or all or any Substantial Portion of the Real Property shall be taken pursuant to eminent domain proceedings or condemnation, Purchaser may, at its option, either (a) terminate this Agreement by delivering written notice to Seller within ten (10) Business Days of Seller’s notification to Purchaser of such damage, destruction, taking or condemnation, in which case the Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligation under this Agreement except for the Surviving Obligations), or (b) proceed with the Transaction pursuant to the terms hereof. A failure by Purchaser to timely make an election under the preceding sentence shall be deemed to be an election by Purchaser to proceed with the Transaction under clause (b) aforesaid. For the purpose of this provision, a “Substantial Portion” shall be deemed to mean any damage, destruction, or taking valued at (in each case, as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser), or any condemnation award, in excess of One Million Four Hundred Thousand Dollars ($1,400,000). In the event Purchaser makes or is deemed to make an election under the aforesaid clause (b) or if less than a Substantial Portion of the Improvements or Real Property, as applicable, shall be damaged or condemned before the Closing Date, then Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless such damage or destruction shall have been repaired prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent

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domain or condemnation or any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction, as applicable. In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser). Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to restore, repair or replace any portion of the Real Property or any such damage or destruction. The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding including, without limitation, Section 5-1311 of the General Obligations Law of the State of New York. The provisions of this Section 6 shall survive the Closing or a termination of this Agreement.

7.Representations, Warranties and Covenants.

7.1Representations, Warranties and Covenants of Seller.

7.1.1Representations and Warranties of Seller. Subject to the provisions of this Section 7.1.1, Seller hereby represents to Purchaser that:

(a)Contracts. Seller has no knowledge of any maintenance, service and supply contracts and equipment leases (each a “Contract”) other than, (i) as referenced on Exhibit J attached hereto and (ii) contracts and agreements that are entered into by Seller after the Effective Date in accordance with the terms of this Agreement, if any.

(b)Litigation. To the best of Seller’s knowledge, there is no material pending or threatened in writing litigation or condemnation action against the Real Property or against Seller with respect to the Real Property as of the Effective Date other than as set forth on Exhibit I.

(c)No Insolvency. Seller is not a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(d)Non-Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).

(e)Due Authority. This Agreement has been duly authorized, executed, and delivered by, and is binding upon, Seller, and each agreement, instrument and document herein provided to be executed by Seller on the Closing Date will be duly authorized, executed, and delivered by, and be binding upon, Seller, and enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Seller is a corporation, duly organized and validly existing and in good

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standing under the laws of the State of New York, and is, or on the Closing Date will be, duly authorized and qualified to do all things required of it under this Agreement.

(f)No Leases. There are no written or oral leases, ground leases, space leases, licenses or other similar occupancy agreements or contracts (whether written or oral) to which Seller is a party or is bound affecting any portion of the Real Property that may be binding upon Purchaser after the Closing, other than the Permitted Exceptions.

(g)Personal Property. Other than Tenant, no party has any right to lease or occupy the Real Property.

(h)Violations. To the best of Seller’s knowledge, as of the Effective Date, Seller has not received written notice from any Governmental Authority asserting a material Violation which has not been cured, in all material respects, to the extent required by applicable laws, except as disclosed in the Title Commitment.

(i)Tax Appeals. Except as set forth on Exhibit L, as of the Effective Date there are no tax certiorari proceedings pending with respect to the Real Property or any portion thereof.

(j)Employees. There are no employees of Seller who are employed in connection with the management, operation or maintenance of the Real Property.

(k)Occupancy. The Property is occupied by the Tenant, which operates radio stations at the Property (the “Business”). Prior to Closing, Seller will cause the Tenant to vacate the Property.

(1)Zoning. To the best of Seller’s knowledge, Seller has not received any written notice of any pending zoning changes from any Governmental Authority with respect to the Real Property and Seller has not initiated any pending request or application for a zoning change with any Governmental Authority with respect to the Property which remains open as of the Effective Date.

(m)Air Rights. To the Seller’s knowledge, Seller has not transferred or sold any air rights or other developmental rights pertaining to the Real Property.

(n)Consents. To the Seller’s knowledge, Seller has not given written consent for the erection of any structure or structures on, under or above any street or streets on which the Real Property may abut, other than such consents that may be reflected in the Title Commitment.

Notwithstanding anything contained in this Agreement to the contrary, but subject to the terms of Sections 7.2.2 and 7.2.3, the representations and warranties of Seller set forth in Sections 7.1.l(a) and 7.1.1(f) exclude, and, Seller is not providing any representation or

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warranty, as to any contracts, leases, licenses or agreements that are terminated prior to the Closing. The provisions of this paragraph shall survive the Closing.

Notwithstanding anything contained in this Agreement to the contrary, (i) if any of the representations or warranties of Seller contained in this Agreement or in any document or instrument delivered in connection herewith are false or inaccurate or if Seller is in breach or default of any of its obligations under this Agreement and if prior to the expiration of the Due Diligence Period Purchaser shall have had actual knowledge of such false or inaccurate representations or warranties or such other breach or default, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or such other breach or default (and Purchaser shall have no cause of action or right to terminate this Agreement with respect thereto), and the representations and warranties of Seller shall be deemed modified to the extent necessary to eliminate all false and inaccurate information and to make such representations and warranties true and accurate in all respects; and (ii) if any of the representations or warranties of Seller that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are false or inaccurate, or if Seller is in breach or default of any of its obligations under this Agreement that survive Closing, and if following the expiration of the Due Diligence Period but prior to Closing Purchaser shall obtain actual knowledge of the false or inaccurate representations or warranties or other breach or default and the Transaction closes, then Purchaser shall be deemed to have waived such breach or default, Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or such other breach or default and Purchaser shall have no cause of action with respect thereto. The provisions of this paragraph shall survive the Closing.

References to the “knowledge”, “best knowledge” and/or “actual knowledge” of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Doug Wiener, the Director of Real Estate and Facilities for the Property, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Doug Wiener any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Doug Wiener shall have no personal liability hereunder.

The representations and warranties of Seller set forth in this Section 7.1.1 shall survive the Closing for a period of one hundred eighty (180) days. In furtherance thereof, Purchaser acknowledges and agrees that it shall have no right to make any claim against Seller on account of any breach of any representations or warranties set forth in this Section 7.1.1 unless an action on account thereof shall be filed in a court of competent jurisdiction prior to the expiration of the survival period set forth in this paragraph. To the fullest extent permitted by law, the foregoing shall constitute the express intent of the parties to shorten the period of limitations for bringing claims on account of Seller’s breach of its representations and warranties contained in this Section 7.1.1 if a longer period would otherwise be permitted by applicable law.

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7.1.2GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SOIL, AIR, WATER OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE REAL PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING, WITHOUT LIMITATION, ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO  BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT). EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT: (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING  (OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT), PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE

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COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.

7.2Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions of this Agreement:

7.2.1Seller shall maintain (and repair, as necessary) the Property in substantially the condition as exists as of the expiration of the Due Diligence Period (provided that such maintenance obligations shall not include any obligation to make capital expenditures), subject to reasonable wear and tear and further subject to destruction by casualty.

7.2.2Seller shall not during the term of this Agreement modify, extend, renew or terminate contracts (except as a result of a default by the other party thereunder) or enter into any additional contracts without Purchaser’s consent, which consent shall not be unreasonably withheld or delayed; provided, however, Purchaser’s consent shall not be required if such contracts are cancelable upon not more than thirty (30) days’ notice without premium or penalty. Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.2 within five (5) Business Days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto.

7.2.3Seller shall use commercially reasonable efforts to keep in force and effect the insurance policies currently carried by Seller with respect to the Property or policies providing similar coverage through the Closing Date.

7.3Representations, Warranties and Covenants of Purchaser.

7.3.1Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

(a)Due Authority. This Agreement has been duly authorized, executed, and delivered by, and is binding upon, Purchaser, and each agreement, instrument and document herein provided to be executed by Purchaser on the Closing Date will be duly authorized, executed, and delivered by, and be binding upon, Purchaser, and enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. Purchaser is a New York limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New York and is duly authorized and qualified to do all things required of it under this Agreement.

(b)Litigation. To the best of Purchaser’s knowledge, there is no material pending or threatened litigation action against Purchaser that could reasonably be expected to adversely impact Purchaser’s ability to perform its obligations under this Agreement.

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(c)No Insolvency. Purchaser is not and, as of the Closing Date, Purchaser will not be, a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(d)OFAC, PATRIOT Act, and Anti-Money Laundering Compliance. The amounts payable by Purchaser to Seller hereunder are not and were not, directly or indirectly, derived from activities in contravention of federal, state, or international laws and regulations (including, without limitation, anti-money laundering laws and regulations). None of (A) Purchaser; (B) any Person controlling or controlled by Purchaser, directly or indirectly, including but not limited to any Person or Persons owning, in the aggregate, a fifty percent (50%) or greater direct or indirect ownership interest in Purchaser; (C) any Person, if Purchaser is a privately-held entity, having a beneficial interest in Purchaser; or (D) any Person for whom Purchaser is acting as agent or nominee in connection with the Transaction; is: (1) a country, territory, government, individual or entity subject to sanctions under any Executive Order issued by the President of the United States or any regulation administered by Office of Foreign Assets Control of the United States Department of the Treasury; (2) a Foreign Terrorist Organization designated by the United States Department of State, or (3) an individual or entity who the Purchaser knows, or reasonably should know, has engaged in or engages in terrorist activity, or has provided or provides material support for terrorist activities or terrorist organizations, as prohibited by U.S. law, including but not limited to the USA PATRIOT Act, P.L. 107-56.

(e)Survival. The representations and warranties of Purchaser set forth in Section 7.3.1 shall survive the Closing for a period of one hundred eighty (180) days.

8.Release.

8.1RELEASE. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED EACH OF THE SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON BEHALF OF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE ASSUMED CONTRACTS, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO ANY OF THE SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF THE EXPRESS COVENANTS,

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REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT THAT SHALL EXPRESSLY SURVIVE THE CLOSING.

8.2Survival. The provisions of this Section 8 shall survive the Closing or a termination of this Agreement.

9.Remedies For Default and Disposition of the Deposit.

9.1SELLER DEFAULTS. IF THE TRANSACTION SHALL NOT BE CLOSED BY REASON OF SELLER’S BREACH OR DEFAULT UNDER THIS AGREEMENT, AND SUCH BREACH OR DEFAULT IS NOT CURED BY SELLER WITHIN TEN (10) DAYS (OR, SOLELY WITH RESPECT TO A DEFAULT BY SELLER IN CONNECTION WITH SELLER’S OBLIGATION TO DELIVER ANY DOCUMENT OR INSTRUMENT AT CLOSING PURSUANT TO SECTION 5.1, WITHIN TWO (2) BUSINESS DAYS) AFTER WRITTEN NOTICE OF SUCH BREACH OR DEFAULT FROM PURCHASER, THEN PURCHASER SHALL HAVE, AS ITS SOLE AND EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE PAID TO PURCHASER, AND SELLER SHALL PAY TO PURCHASER AN AMOUNT EQUAL TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED) AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT FOR THE SURVIVING OBLIGATIONS, PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH OR DEFAULT, OR (B) SPECIFICALLY ENFORCE SELLER’S OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OBLIGATION OF SELLER OTHER THAN SELLER’S OBLIGATION TO TRANSFER THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN THIRTY (30) DAYS OF PURCHASER BECOMING AWARE OF SELLER’S BREACH OR DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER SHALL BE DEEMED FOR ALL PURPOSES OF THIS AGREEMENT TO HAVE ELECTED TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. AS USED HEREIN, “PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES” SHALL MEAN AND REFER TO THIRD-PARTY OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY PURCHASER IN CONNECTION WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT, INCLUDING ATTORNEYS’ FEES, SURVEYS, TITLE SEARCHES, AND IN CONNECTION WITH PURCHASER’S INVESTIGATIONS UNDER THIS

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AGREEMENT PRIOR TO THE TERMINATION OF THIS AGREEMENT BY PURCHASER; PROVIDED, HOWEVER, (I) IN NO EVENT SHALL SELLER BE OBLIGATED UNDER THIS AGREEMENT TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (IN THE AGGREGATE) IN EXCESS OF TWENTY-FIVE THOUSAND DOLLARS ($25,000) AND (II) SELLER’S OBLIGATION HEREUNDER TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES SHALL RELATE ONLY TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES WITH RESPECT TO WHICH PURCHASER DELIVERS TO SELLER A THIRD-PARTY INVOICE (WITH REASONABLE SUPPORTING INFORMATION AND DOCUMENTATION AND EVIDENCE OF PAYMENT) WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH PURCHASER GIVES SELLER WRITTEN NOTICE OF PURCHASER’S TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, PURCHASER HEREBY WAIVES ANY RIGHT TO FILE ANY LIS PENDENS, NOTICE OF PENDENCY OF ACTION OR OTHER SIMILAR NOTICE OR FORM OF ATTACHMENT AGAINST THE PROPERTY, UNLESS PURCHASER HAS COMMENCED A PROCEEDING FOR SPECIFIC PERFORMANCE PURSUANT TO THIS SECTION 9.1.

9.2PURCHASER DEFAULTS. IF THE TRANSACTION SHALL NOT BE CLOSED BY REASON OF PURCHASER’S BREACH OR DEFAULT UNDER THIS AGREEMENT, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S  SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT OR LIMIT SELLER’S RIGHTS OR REMEDIES IF PURCHASER FILES OR CAUSES TO BE FILED ANY LIS PENDENS, NOTICE OF PENDENCY OF ACTION, OR OTHER SIMILAR NOTICE OR FORM OF ATTACHMENT AGAINST THE PROPERTY IN ANY INSTANCE OTHER THAN AS EXPRESSLY PERMITTED IN SECTION 9.1 OR LIMIT SELLER’S RIGHTS UNDER THE PROVISIONS OF SECTION 4.2.2(F) OF THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, PURCHASER EXPRESSLY AGREES THAT THE PROVISIONS OF THIS SECTION 9.2 ARE REASONABLE UNDER THE CIRCUMSTANCES AND THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH OR DEFAULT BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.

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9.3Disposition of Deposit. If the Transaction shall close, then the Deposit shall be applied as a partial payment of the Purchase Price.

9.4 Survival. The provisions of this Section 9 shall survive a termination of this Agreement.

10.Miscellaneous.

10.1Brokers.

10.1.1Except as provided in Section 10.1.2 below, Purchaser and Seller each (i) represents and warrants to the other that no broker or finder has been engaged by it in connection with the Transaction and (ii) agrees that the event of a claim for broker’s or finder’s fee or commissions in connection with the Transaction based upon any statement or agreement alleged to have been made by it, then it shall indemnify, defend and hold harmless the other from the same.

10.1.2If and only if the Transaction closes, Seller will (i) pay a full brokerage commission to Cushman & Wakefield (“Cushman”) and will (ii) cause Cushman to share such commission with Lansco Corporation for its services as Purchaser’s broker. Section 10.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.

10.2Limitation of Liability.

10.2.1Except in connection with Seller’s obligations pursuant to Sections 5.1.8, 5.3 and 10.1 (for which this Section 10.2.1 shall be inapplicable), if the Closing of the Transaction shall have occurred, then notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, (i) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed Five Hundred Thousand Dollars ($500,000.00) (the “Liability Ceiling”) and (ii) in no event shall Seller have any liability to Purchaser unless and until the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed Twenty-Five Thousand Dollars ($25,000.00) (the “Liability Floor”). If Seller’s aggregate liability to Purchaser shall exceed the Liability Floor, then Seller shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.

10.2.2None of the Seller Related Parties shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or

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amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other Persons, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

10.3Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

10.4Business Days. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or in the State of New York are not required or are authorized to be closed for business.

10.5Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

10.6Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law except as specifically provided in any exhibit hereto which provides that the law of another jurisdiction shall govern that exhibit, in which event the law of the specified jurisdiction shall govern that exhibit.

10.7Construction. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement.

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10.8Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from its obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, Purchaser shall have the right at the Closing, without Seller’s prior written consent but with no less than ten (10) Business Days prior written notice to Seller, to assign its rights and obligations under this Agreement to a wholly owned affiliate of Purchaser or an entity controlled by Purchaser (each, a “Permitted Assignee”), provided that (v) such assignment shall be made without payment or consideration other than nominal consideration, (w) the Permitted Assignee shall assume in writing all of Purchaser’s obligations hereunder pursuant to an assignment and assumption agreement in form and content acceptable to Seller in the exercise of Seller’s reasonable judgment, (x) Seller shall receive an original of such assignment and assumption agreement signed by Purchaser and the Permitted Assignee, (y) Purchaser shall remain liable jointly and severally with Permitted Assignee for all obligations and indemnifications hereunder notwithstanding such assignment, and (z) such assignment shall not require the consent of any third party or delay the consummation of the Transaction.

10.9Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given if in writing and (a) delivered in person or by e-mail in a PDF attachment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller:	Alarcon Holdings, Inc.
c/o Spanish Broadcasting System Inc.
7007 NW 77th Avenue
Miami, FL 33166
	Attention:	Rich Lara
	Telephone:	(305) 441-6901
Email: rlara@sbscorporate.com

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With a Copy To:	Jones Day
250 Vesey Street
New York, NY 10281
	Attention:	Kent Richey, Esq.
	Telephone:	(212) 326-3481
Email: krrichey@jonesday.com

To Purchaser:	29 W. 56 LLC
c/o Vida Shoes International, Inc.
26 West 56th Street
New York, NY 1001
	Attention:	Michael Silverman
	Telephone:	212-246-1900
Email: Michael@vidagroup.com

With a Copy To:	Kane Kessler, P.C.
666 Third Avenue
New York, NY 10017
	Attention:	Ronald L. Nurnberg, Esq.
Ari M. Gamss, Esq.
	Telephone:	212-519-5127 (RLN)
212-519-5135 (AMG)
	Email:	murnberg@kanekessler.com
agamss@kanekessler.com

To Escrowee:	Fidelity National Title Insurance Co.
330 Old Country Road, Suite 301
Mineola, NY 11501
	Attention:	Patricia Burke
Email: patricia.burke@fnf com

10.10Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other Person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

10.11Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to the Transaction, and that such legal costs shall not be part of the closing costs.

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10.12Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile or by email in a PDF attachment, and upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile or by email in a PDF attachment, the parties shall use diligent efforts to deliver originals as promptly as possible after execution.

10.13Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Seller shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto. Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.

10.14No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

10.15Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

10.16No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

10.17Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

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10.18Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

10.19Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, any Person may disclose to any and all Persons, without limitation of any kind, the tax treatment and structure of the Transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the Transaction, or of any information or the portion of any materials not relevant to the tax treatment or structure of the Transaction.

10.20Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:

10.20.1Intentionally Omitted.

10.20.2Seller and Purchaser each hereby agree:

(a)to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the Transaction under Section 6045 of the Code; and

(b)to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c)Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

(d)The addresses for Seller and Purchaser are as set forth in Section 10.9 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.

10.21Tax Reduction Proceedings. If Seller has heretofore filed, or shall hereafter file, applications for the reduction of the assessed valuation of the Property and/or instituted certiorari

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proceedings to review such assessed valuations for any tax year, Purchaser acknowledges and agrees that Seller shall have sole control of such proceedings until Closing, including, without limitation, the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals, and Purchaser hereby consents to such actions as Seller may take therein. Any refund or the savings or refund for any year or years prior to the tax year in which the Closing herein occurs shall belong solely to Seller. Any tax savings or refund for the tax year in which the Closing occurs shall be prorated between Seller and Purchaser after deduction of attorneys’ fees and other expenses related to the proceeding and all sums payable to tenants under any lease. Purchaser shall execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings. Purchaser shall assume the retainer of the attorney, if any, representing Seller in any tax proceeding pending for the tax year in which the Closing occurs and the subsequent tax year, if applicable.

10.22Press Releases. Any press release or other public disclosure regarding this Agreement or the Transaction shall not be made without the prior written consent of both Seller and Purchaser, provided that neither Seller nor Purchaser shall unreasonably withhold its consent to any such press release following Closing.

10.23Mortgage Assignment. If Purchaser obtains a mortgage, notwithstanding the fact that this Agreement is not contingent on Purchaser’s ability to obtain such a mortgage, then upon Purchaser’s request, Seller will request that its lender assign the lien of Seller’s mortgage to Purchaser’s lender for the sake of savings on mortgage recording taxes (the “Assignment of Mortgage”), at no cost, expense or assumption of liability to Seller.  Seller makes no representation or warranty that an Assignment of Mortgage will be available to Purchaser or that Seller’s lender will cooperate in this regard. Purchaser shall pay all costs and expenses of both (i) Seller’s mortgagee in respect of a requested Assignment of Mortgage and (ii) Purchaser’s lender, in each case including, without limitation, attorneys’ fees, required in connection therewith.

10.24Survival. The provisions of this Section 10 shall survtve the Closing or a termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

ALARCON HOLDINGS, INC., a New York corporation

By:	/s/ Joseph A. Garcia
Name: Joseph A. Garcia
Title: SR. EVP & CFO

PURCHASER:

26 W.56 LLC

By:	/s/ Solomon Dabah
Name: Solomon Dabah
Title: Member

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EXHIBIT A

(LAND)

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 56th Street, distant 394 feet westerly from the comer formed by the intersection of the westerly side of Fifth Avenue with the southerly side of 56th Street;

RUNNING THENCE southerly parallel with the westerly side of Fifth Avenue, 100 feet 5 inches to the center line of block;

THENCE westerly along the said center line of the block, 20 feet;

THENCE northerly again parallel with the westerly side of Fifth Avenue, 100 feet 5 inches to the southerly side of 56th Street;

AND THENCE easterly along the southerly side of 56th Street, 20 feet to the point or place of BEGINNING. The westerly and easterly lines run for part of the distance through party wall.

Said premises to be known as 26 West 56th Street, New York, NY 10019 Block 1271 Lot 54.

The policy to be issued under this report will insure the title to such building and improvements erected on the premises which by law constitute real property.

For conveyancing only: Together with all right, title and interest of the party of the first part, of, in and to the land lying in the street in front of and adjoining said premises.

A-1

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EXHIBIT B

(ADDITIONAL EXCEPTIONS TO TITLE)

1. Covenants, conditions, easements, leases, agreements of record, etc., more fully set forth herein:

a.	Agreement (shed) recorded in Reel4902 Page 223.

b.	Certificate Pursuant to Zoning Lot recorded in Reel1490 Page 1845.

2. The premises described in Schedule A is located in an area designated as a landmark historic district by a notice recorded in the New York Register/County Clerk’s office on March 28, 2012 in (as) CRFN 2012000123233. Said improvements are subject to the restrictions as to use provided for in the Administrative Code of the City of New York, Title 25, Chapter 3.

B-1

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EXHIBIT C

(DEED)

BARGAIN AND SALE DEED WITHOUT COVENANT AGAINST GRANTOR’S ACTS

THIS INDENTURE, dated as of                      2017, by ALARCON HOLDINGS, INC., a New York corporation having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 (“Grantor”), to                         , a                        , having an address                           (“Grantee”).

WITNESSETH, that Grantor in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which is hereby acknowledged by Grantor, does hereby grant and release and assign forever unto Grantee, and the heirs, successors and assigns of Grantee, those certain plots, pieces or parcels of land situate lying and being in the City, County and, State of New York, known as and by the street address 26 West 56th Street, New York, New York (the “Land”), and more particularly described on Schedule ‘A’ which is attached hereto and made a part hereof.

BEING AND INTENDED TO BE the same interest in the premises conveyed to Grantor by deed from                        dated                   , which deed was recorded on                          ,        , in the Office of the City Register of the City of New York as CRFN                                 .

TOGETHER with all right, title and interest of Grantor in and to any and all buildings and improvements located on the Land (the “Improvements”);

TOGETHER with all right, title and interest, if any, of Grantor in and to streets and roads abutting the Land and the Improvements to the center lines thereof (the foregoing rights, together with the Land and the Improvements being hereinafter referred to, collectively, as the “Premises”);

TO HAVE AND TO HOLD the Premises herein granted unto Grantee, and the heirs, successors and assigns of Grantee, forever.

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvements and will apply the same first to the payment of the cost of improvements before using any part of the total of the same or any other purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

GRANTOR:
ALARCON HOLDINGS, INC.,
a New York corporation

By:
Name:
Title:

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On the            day of                           , in the year 2017, before me, the undersigned, a Notary Public in and for said state, personally appeared                                             personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

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Schedule A

Legal Description

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 56th Street, distant 394 feet westerly from the comer formed by the intersection of the westerly side of Fifth Avenue with the southerly side of 56th Street;

RUNNING THENCE southerly parallel with the westerly side of Fifth Avenue, 100 feet 5 inches to the center line of block;

THENCE westerly along the said center line of the block, 20 feet;

THENCE northerly again parallel with the westerly side of Fifth Avenue, 100 feet 5 inches to the southerly side of 56th Street;

AND THENCE easterly along the southerly side of 56th Street, 20 feet to the point or place of

BEGINNING. The westerly and easterly lines run for part of the distance through party wall.

Said premises to be known as 26 West 56th Street, New York, NY 10019 Block 1271 Lot 54.

The policy to be issued under this report will insure the title to such building and improvements erected on the premises which by law constitute real property.

For conveyancing only: Together with all right, title and interest of the party of the first part, of, in and to the land lying in the street in front of and adjoining said premises.

C-1

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EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is executed as of the          day of                   , 2017 by and between ALARCON HOLDINGS INC., a New York corporation (“Assignor”), having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 and                                     , a                                           (“Assignee”), having an address c/o                                                   . All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of July    , 2017 between Assignor and Assignee.

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property;

WHEREAS, in connection with its ownership and management of the Property, Assignor has entered into those certain maintenance, service and supply contracts, and equipment leases listed and described on Exhibit A annexed hereto (collectively, the “Contracts”); and

WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Contracts.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Contracts.

2.Assignee hereby affirmatively and unconditionally assumes all of Assignor’s obligations and liabilities under the Contracts arising from and after the date hereof.

3.This Assignment shall constitute a direction and full authority to any person or entity that is a party to any of the Contracts to perform its obligation under the Contracts for the benefit of Assignee without further proof to any such party of the assignment to Assignee of the Contracts.

4.This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

5.This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

6.The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

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[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

ALARCON HOLDINGS, INC., a New York corporation

By:
Name:
Title:

ASSIGNEE:

[ ]

By:
Name:
Title:

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EXHIBIT A

(List of Maintenance, Service and Supply Contracts,

and Equipment Leases)

[Insert Assumed Contract(s) Here]

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EXHIBIT E

BILL OF SALE AND GENERAL ASSIGNMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the          day of                   , 2017 by ALARCON HOLDINGS INC., a New York corporation (“Assignor”), having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 in favor of                                     , a                           (“Assignee”), having an address c/o                                                  . All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of July    , 2017 between Assignor and Assignee.

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property.

WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the Personal Property and the Intangible Property (collectively, the “Assigned Properties”) to the extent assignable.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.

2.This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

3.This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

4.The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

ALARCON HOLDINGS, INC., a New York corporation

By:
Name:
Title:

E-2

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EXHIBIT F

CERTIFICATION OF NON-FOREIGN STATUS UNDER

TREASURY REGULATIONS SECTION 1.1445-2(B)

(NON-DISREGARDED ENTITY GRANTOR/TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Alarcon Holdings, Inc., a New York corporation (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.Seller is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.Seller’s U.S. employer identification number is           ; and

4.Seller’s office address is                     .

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:      , 2017

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ALARCON HOLDINGS, INC., a New York corporation

By:
Name:
Title:

F-2

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EXHIBIT G

(FORM OF VENDOR NOTICE)

ALARCON HOLDINGS, INC.

c/o Spanish Broadcasting System, Inc.

7007 NW 77th Avenue

Miami, FL 33166

                                , 2017

By Certified Mail -

Return Receipt Requested

Re:	Sale of 26 West 56th Street, New York, New York (the “Property”)

Dear Vendor:

This is to notify you that the Property has been sold to                          , a                           (“Purchaser”). Purchaser has assumed all of the obligations of the undersigned under maintenance, service and supply contracts and equipment leases arising from and after the date hereof. All invoices and notices to Purchaser should be sent to Purchaser in the manner provided in the applicable contract or agreement to the following address:

Attention:

Facsimile:

For your records, the Purchaser’s address is:

Attention:

Facsimile:

[Remainder of Page Intentionally Left Blank]

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Thanks you for your consideration in this matter.

Very truly yours,

ALARCON HOLDINGS, INC., a New York corporation

By:
Name:
Title:

G-2

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EXHIBIT H

OWNER’S TITLE AFFIDAVIT

STATE OF

COUNTY OF

BEFORE ME, the undersigned hereby first swore, deposed and says to the best of its knowledge:

1.That                      (“Representative”), in her capacity as                      of ALARCON HOLDINGS, INC., a New York corporation ( “Owner”), is authorized to make this Affidavit for and on behalf of Owner, and makes this Affidavit solely in such capacity (and not personally).

2.That Owner is the owner of the following described real property (the “Property”):

See Exhibit A attached hereto and made a part hereof.

3.That Owner and Tenant are the only parties in possession of the Property and no other party has possession, or has a right of possession under any tenancy, lease or other agreement, written or oral, other than the tenants listed on Exhibit B attached hereto.

4.Except as set forth on Schedule 1, that, to the best knowledge of Owner, no work has been done upon the above premises by the City of New York nor has any demand been made by the City of New York for any such work that may result in charges by the New York City Department of Rent and Housing Maintenance Emergency Services or charges by, the New York City Department for Environmental Protection for water tap closings or any related work.

5.Except as set forth on Schedule 1, that, to the best knowledge of Owner, no inspection fees, permit fees, elevator(s), sign, boiler or other charges have been levied, charged, created or incurred that may become tax or other liens pursuant to Section 26-128 (formerly Section 643a-14.0) of the Administrative Code of the City of New York, as amended by Local Laws 10 of 1981 and 25 of 1984, and Section 27-4029.1 of the Administrative Code of the City of New York as amended by LL 43 (1988) or any other section of law.

6.Except as set forth on Schedule 1, that, to the best knowledge of Owner, there has been no work performed by any agency of the City of New York to cure problems under the New York City Hazardous Substances Emergency Response Law, nor can any lien be incurred pursuant to the aforementioned statute.

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7.That, to the best knowledge of Owner, real estate taxes, water charges, sewer rents and other assessments, if any, shown on the tax search as “subject to collection” have been paid or will be paid.

8.That, to the best knowledge of the Owner, any unpaid New York State Franchise Tax and New York City Corporate Business Tax will be paid.

9.That no proceeding in bankruptcy has been instituted against Owner within the last 10 years, nor has Owner ever made a general assignment for the benefit of creditors.

10.This Affidavit is being delivered solely for the purpose of inducing Title Company to issue its title insurance policy insuring title to the Property, and undersigned avers the foregoing statements are true and correct to the best of its knowledge and belief. No third party shall have any right to rely upon or be a third party beneficiary with respect to the subject matter of this Affidavit.

[SIGNATURE ON FOLLOWING PAGE]

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Dated: As of , 2017

Sworn to before me on the	ALARCON HOLDINGS, INC., a New York corporation
day of , 2017.

By:
Notary Public		Name:
Title:

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EXHIBIT A

(Property Description)

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 56th Street, distant 394 feet westerly from the corner formed by the intersection of the westerly side of Fifth Avenue with the southerly side of 56th Street;

RUNNING THENCE southerly parallel with the westerly side of Fifth Avenue, 100 feet 5 inches to the center line of block;

THENCE westerly along the said center line of the block, 20 feet;

THENCE northerly again parallel with the westerly side of Fifth Avenue, 100 feet 5 inches to the southerly side of 56th Street;

AND THENCE easterly along the southerly side of 56th Street, 20 feet to the point or place of BEGINNING. The westerly and easterly lines run for part of the distance through party wall.

Said premises to be known as 26 West 56th Street, New York, NY 10019 Block 1271 Lot 54.

The policy to be issued under this report will insure the title to such building and improvements erected on the premises which by law constitute real property.

For conveyancing only: Together with all right, title and interest of the party of the first part, of, in and to the land lying in the street in front of and adjoining said premises.

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EXHIBIT B

(Tenants)

None.

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SCHEDULE 1

H-2

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EXHIBIT I

(LITIGATION)

NONE.

I-1

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EXHIBIT J

(MAINTENANCE, SERVICE AND SUPPLY CONTRACTS AND EQUIPMENT LEASES)

1. Simplex for Sprinklers

2. Unitec - Elevator maintenance

3. Stewart and Stevenson - Power and generator maintenance

4. ECC - HVAC contract

J-1

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EXHIBIT K

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of the 12th day of September, 2017, is among FIDELITY NATIONAL TITLE INSURANCE COMPANY, having an address at 330 Old Country Road, Suite 301, New York, NY 11501 (“Escrowee”), ALARCON HOLDINGS, INC., having an address at c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 (“Seller”), and 26 W. 56 LLC, a New York limited liability company, having an address at 29 West 56th Street, New York, New York 10016 (“Purchaser”).

WITNESSETH

WHEREAS, Seller and Purchaser entered into that certain Contract of Purchase and Sale dated as of the date hereof, for the purchase and sale of the property located at 26 West 56th Street, New York, New York (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);

WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Seller and Purchaser; and

WHEREAS, Seller and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit in accordance with the terms and conditions of the Contract and this Agreement. All capitalized terms used but not defined herein shall have the meaning set forth in the Contract.

NOW, THEREFORE, the parties hereto agree as follows:

1.Appointment of Agent.

1.1Purchaser and Seller hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.

1.2Escrowee agrees to hold the Deposit on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit as provided in the Contract and this Agreement. In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.

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2.Disposition of the Deposit.

2.1Escrowee shall hold the Deposit in an interest bearing savings account which rate of interest need not be maximized. Escrowee shall not commingle the Deposit with any other funds.

2.2Escrowee shall pay the Deposit to Seller or otherwise in accordance with the terms of the Contract. If prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.

2.3Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.

3.Concerning Escrowee.

3.1Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

3.2Escrowee shall not be bound in any way by any other contract or understanding between Seller and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

3.3Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

3.4Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

3.5Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to Seller and Purchaser hereto. If, prior to the effective date of such resignation, Seller and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such

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successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Seller and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

3.6Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;

3.7In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Seller and Purchaser in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead Seller or Purchaser in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit; and

3.8Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

4.Termination.

This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit in accordance with the terms of the Contract and terms of this Agreement, as applicable.

5.Notices.

All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given if in writing and (a) delivered in person or by or by e-mail in a PDF attachment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by

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registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

If to Seller:	Alarcon Holdings, Inc.
c/o Spanish Broadcasting System Inc.
7007 NW 77th Avenue
Miami, FL 33166
	Attention:	Rich Lara
	Telephone:	(305) 441-6901
Email: rlara@sbscorporate.com

With a copy to:	Jones Day
250 Vesey Street
New York, NY 10281
	Attention:	Kent Richey, Esq.
	Telephone:	(212) 326-3481
Email: krrichey@jonesday.com

If to Purchaser:	29 W. 56 LLC
c/o Vida Shoes International, Inc.
26 West 56th Street
New York, NY 1001
	Attention:	Michael Silverman
	Telephone:	212-246-1900
Email: Michael@vidagroup.com

With a copy to:	Kane Kessler, P.C.
666 Third Avenue
New York, NY 10017
	Attention:	Ronald L. Nurnberg, Esq.
Ari M. Gamss, Esq.
	Telephone:	212-519-5127 (RLN)
212-519-5135 (AMG)
Email: rnurnberg@kanekessler.com
agamss@kanekessler.com

To Escrowee:	Fidelity National Title Insurance Co.
330 Old Country Road, Suite 301
Mineola, NY 11501
	Attention:	Patricia Burke
Email: patricia.burke@fnf.com

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6.Governing Law/Waiver of Trial by Jury.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

7.Successors.

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.

8.Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

9.Amendments.

Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

10.Counterparts and/or Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto.

11.Severability.

If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Paul Malon
	Name:	Paul Malon Esq
	Title:	SR. Vice President

ALARCON HOLDINGS, INC., a New York corporation

By:	/s/ Joseph A. Garcia
	Name:	Joseph A. Garcia
	Title:	SR. EVP & CFO

26 W. 56 LLC, a New York limited liability company

By:	/s/ Solomon Dabah
	Name:	Solomon Dabah
	Title:	Member

NAI-1502855506v10

Re: Escrow provision for Contract of Sale:

(Purchase and Sale Agreement) dated September 12, 2017 (the “Contract”) and Escrow Agreement dated September 12, 2017 (the “Escrow Agreement”) (this Escrow provision and the foregoing document(s) are collectively, the “Documents”)

Seller: Alarcon Holdings, Inc.

Purchaser: 26 W. 56 LLC

Escrow Agent: Fidelity National Title insurance Company Title No. AA64173

Premises: 26 West 56th Street, New York, NY

Notwithstanding anything to the contrary contained in the Documents, the following sets forth (supplements and modifies) the scope of the obligations and duties (and corresponding liability) of Escrow Agent:

a.

Escrow Agent shall have no obligation to take any action or perform any act other than to receive and hold the funds delivered to it by (Seller/Purchaser) (the “Deposit”), and comply with the joint written instructions of Seller and Purchaser (the Escrow Agreement).

b.

Escrow Agent shall perform the obligations and duties as Escrow Agent to the best of its ability. Escrow Agent is acting in the capacity of mere stakeholder only, and as such, shall not be answerable, liable or accountable except for its willful misconduct or gross negligence in the performance of its obligations and duties as Escrow Agent.

c.

Seller and Purchaser hereby jointly agree to indemnify, defend and hold Escrow Agent harmless against any and all loss, damage or expense (including but not limited to reasonable attorneys’ fees and expenses, if any, and the enforcement of this indemnity) which it may incur by reason of performance, in the absence of willful misconduct or gross negligence, of its obligations and duties as Escrow Agent.

d.

In the event of conflicting instructions to Escrow Agent, Escrow Agent shall be obligated to perform such obligations and duties only pursuant to the joint written instructions of Seller and Purchaser (or their respective counsel) or an order of a court of competent jurisdiction, and no implied duties or obligations shall be binding upon Escrow Agent.

e.

In the event of conflicting instructions to Escrow Agent, or if Escrow Agent is named or joined in any lawsuit relating to the Escrow Agreement, the Contract, Escrow Agent is hereby additionally authorized and empowered, at Escrow Agent’s option, to deliver the Deposit in interpleader to the Clerk of the Supreme Court of New York County, NY, whereupon Escrow Agent shall be released from any further obligations or liabilities.

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f.

The Escrow Agent shall have no responsibility to Seller or Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any document delivered pursuant to the Documents. The Escrow Agent shall not have any responsibility to review or verify the accuracy or completeness of any information contained in any notice; certificate, instruction or other communication received by Escrow Agent pursuant to the Documents believed by Escrow Agent to be genuine and signed or sent by the proper party or parties.

g.

Notices given hereunder may be sent by email or Federal Express, and shall be deemed given when received by the recipient. Notices to Escrow Agent shall bear the foregoing caption and be directed to Rich Lipman, c/o Accord Abstract Ltd., 55 Cherry Lane, Suite 200, carle Place, NY 11514 (Phone: 516-433-0440) (rlipman@landstartitle.net) Escrow Agent may rely upon notices given by counsel for Purchaser and/or Seller, and such notices shall be deemed given by such parties.

h.	Escrow Agent shall have no responsibility for information reporting pursuant to §6045 of the Internal Revenue Code.
i.	To the extent there are any inconsistencies within the Documents, this Escrow provision for Contract of Sale shall govern and control.
J.	The attorneys for the parties are:

Seller’s Attorney:	Name: Jones Day / Kent Richey, Esq.
E-Mail: krrichey@jonesday.com
Phone: 212-326-3481

Purchaser’s Attorney:	Name: Kane Kessler, P.C. / Ronald L. Nurnberg, Esq. & Ari M. Gamss, Esq.
E-Mail: rnurnberg@kanekessler.com / agamss@kanekessler.com
Phone: 212-519-5127 / 212-519-5l35

In witness whereof, the parties have executed this Addendum as of the 12th day of September, 2017.

Escrow Agent:	Fidelity National Title Insurance Company
	By:	/s/ Paul Malon
	Print Name:	Paul Malon ESQ, SR VP

Seller:	Alarcon Holdings, Inc.
	By:	/s/ Joseph A. Garcia
	Print Name:	Joseph A. Garcia

Purchaser:	26 W. 56 LLC
	By:	/s/ Solomon Dabah
	Print Name:	Solomon Dabah

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EXHIBIT L

(PENDING TAX APPEALS)

[None.]

L-1

NAI-1502855506v10